FOR IMMEDIATE RELEASE

Contact:

Jennifer McGuffin
Director of Investor Relations
+1.630.245.1780
media@calamos.com

Calamos Asset Management, Inc. Reports First Quarter 2012 Results and Declares Dividend

NAPERVILLE, Ill., May 7, 2012 – Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, low-volatility equity1, fixed income, convertible and alternative strategies, today reported first quarter 2012 results.

Financial Highlights

•
Non-GAAP diluted earnings per share was $0.30, unchanged from last quarter and a decrease of $0.05 per share from a year ago.2  Non-GAAP net income attributed to Calamos Asset Management, Inc. (CAM) was $6.3 million compared to $6.1 million last quarter and $7.1 million a year ago.  These non-GAAP measures provide additional transparency in evaluating the operations of the company’s core asset management business.

•
GAAP diluted earnings per share for the first quarter was $0.34, compared to $0.00 per share last quarter (due primarily to a non-operating charge of $4.0 million) and $0.23 per share in the first quarter of last year.

•
Assets under management were $36.2 billion at March 31, 2012, a 10% increase from $32.8 billion at the end of last year driven primarily by market appreciation and a 5% decrease from $38.0 billion at March 31, 2011, driven primarily by net redemptions.

•	Revenues for the quarter increased by 4% to $85.3 million from $82.4 million in the previous quarter and decreased by 6% from $90.5 million in the first quarter of 2011.

•	Operating income was $31.1 million compared to $31.0 million in the previous quarter and a 17% decrease from $37.3 million in the same period of the prior year.

•	Operating margin was 36.4% for the current quarter, down from 37.6% in the previous quarter and down from 41.2% in the first quarter of 2011.

•	CAM’s board of directors declared a regular quarterly dividend of 9.5 cents per share, payable on June 4, 2012 to shareholders of record on May 21, 2012.

The table below highlights certain GAAP and non-GAAP financial measures:

(in thousands, except earnings per share)
	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

Total revenues	$85,276	$82,366	$90,548
Total operating expenses	54,223	51,411	53,233
Operating income	31,053	30,955	37,315
Operating margin	36.4%	37.6%	41.2%
Net income (loss) attributed to CAM	$7,039	$(64)	$4,632
Non-GAAP net income attributed to CAM	$6,252	$6,148	$7,094
Diluted earnings per share	$0.34	$0.00	$0.23
Non-GAAP diluted earnings per share	$0.30	$0.30	$0.35

Management Commentary

“Calamos AUM for the quarter increased 10% to $36.2 billion mainly through asset appreciation as the equity markets had strong performance. Calamos growth equity strategies produced good performance as markets reacted to more positive U.S economic data. Flows into Calamos equity mutual funds remained weak while institutional flows were positive. Similarly, the asset management industry experienced weak equity mutual fund flows as retail investors seem to be on the sidelines,” said John P. Calamos, Sr., chief executive officer and co-chief investment officer.

Distribution Efforts

“During the period we continued to see increased interest and flows into our global, international and emerging market strategies.  Our UCITS funds had positive net flows, as well, accompanied by increased search activity in Europe, Asia and the Middle East,” said Calamos.

“Our overall flows for the quarter were positive.  Net flows for our institutional separate accounts were positive for the quarter but net flows for our U.S. mutual funds were negative, driven in large part by the continued industry trend away from U.S. growth equities and by outflows from our Convertible Fund, which was closed to all new share purchases, with limited exceptions early in 2011,” said Calamos.

“Our institutional team enjoyed some positive momentum this quarter with the awarding of several mandates from well-respected pension funds in the United States, Europe and Australia. Our national accounts team won placements on new distribution platforms as well,” said Calamos.

Investment Performance

“Investment performance for the quarter was positive as growth equities outpaced the S&P 500. We also continue to be pleased by the relative performance of some of our newer strategies, which access opportunities in global, international and emerging markets. We feel that the long-term performance of our portfolios is very good, reflecting our investment philosophy of creating value for our clients over multiple market cycles” said Calamos.

Investment Performance Highlights

•	At least half of Calamos U.S. open-end mutual funds rank in the upper half of their respective Lipper3 categories for the 3-, 5-, 10-, 15-year and Since Inception periods as of March 31, 2012.

	Period ended March 31, 2012
	1 Year	3 Years	5 Years	10 Years	15 Years	Since Inception
Percent of Calamos U.S. open-end mutual funds in upper half of their respective Lipper category	46.2%	50.0%	60.0%	71.4%	100.0%	76.9%

Fund Recognition

This quarter the Calamos Investment Team received awards for the performance of several funds:

•
The Calamos International Growth Fund received two 2012 Lipper Fund Awards in the United States for its performance in the 3-year and 5-year time periods in the International Multi-Cap Growth Funds category.4

•
The Lipper Fund Awards 2012 also honored the Calamos Global Equity Fund (UCITS) with six European awards. The fund received accolades in the United Kingdom, France, Germany, Austria, Switzerland and Europe for its three-year performance in the Equity Global category.5

•
Calamos Global Equity Fund recently recognized its five-year anniversary on March 1, 2012.6 All of the fund’s share classes were rated 5-stars for the overall, 3-year and 5-year periods among 710, 710 and 504 World Stock funds, respectively, for the period ended March 31, 2012.7

For complete investment performance, please visit Calamos.com.

Assets Under Management and Flows

Assets under management as of March 31, 2012 totaled $36.2 billion, representing an increase of $3.4 billion, or 10%, during the first quarter.

•	Average assets under management were $35.1 billion during the first quarter of 2012, compared to $36.8 billion for the same period one year ago.

•	Total net inflows for the quarter were $164 million while market appreciation contributed $3.3 billion to the increase in assets under management.

•	The company’s funds experienced net outflows of $32 million for the quarter, primarily driven by the net outflows from the Convertible Fund and Growth Fund.

•	The global and international strategies of the company’s funds continued to see positive flows with $409 million of net inflows for the quarter.

•	UCITS funds generated net inflows of $87 million for the quarter.

•	Institutional separate accounts had $241 million of net inflows for the quarter.

Financial Results

Revenues for the first quarter were $85.3 million, a decrease of 6% from $90.5 million during the same period last year. For the three months ended March 31, 2012, operating expenses were $54.2 million, an increase of $1.0 million, or 2%, from the first quarter of 2011.

Investment management fees for the first quarter of 2012 were $66.0 million, a decrease of $1.6 million, or 2%, from the first quarter of 2011. The decrease in investment management fees was primarily driven by a 5% decline in average assets under management.  Distribution and underwriting fees decreased by $3.6 million, or 16%, compared to the same period in 2011. Distribution fee revenue declined at a faster pace than the 8% decrease in the open-end funds’ average assets under management as a result of an increase in the percentage of assets invested in Class I shares from which the company does not earn distribution revenue.

For the first quarter of 2012, compensation expenses of $22.2 million increased by $1.6 million, or 8%, from the same quarter last year, due to an increase in salary expense, payroll taxes, and equity compensation expense. Distribution expenses were $16.1 million for the quarter, a decrease of $2.2 million, or 12%, due to lower mutual fund assets under management partially offset by an increasing age of Class C share assets. The company retains the distribution fees on Class C shares for a period of 12 months following the initial purchase, after which these fees are paid to third party intermediaries and recorded as distribution expenses. Amortization of deferred sales commissions decreased by $339,000, or 19%, compared to the first quarter of 2011 due to the increasing age of Class C share assets. Marketing and sales promotion expenses were $4.4 million for the quarter, compared to $3.4 million in the first quarter of 2011, mainly due to reimbursements for fund expenses in excess of limits and advertising expenses, partially offset by lower supplemental payments to distribution intermediaries. General and administrative expenses increased by approximately $932,000, or 10%, to $10.1 million for the first quarter of 2012 versus the comparable period in the previous year, largely due to client reimbursements related to trade correction expenses and software maintenance expenses, partially offset by reduced outside professional services.

Operating Income

 Operating income was $31.1 million for the current quarter versus $31.0 million in the previous quarter and $37.3 million in the first quarter of 2011. Operating margin was 36.4% for the current quarter, down from 37.6% in the fourth quarter of 2011 and down from 41.2% in the first quarter of 2011. The decline in operating income and operating margin percentage from the prior quarter was due to the increase in total operating expenses, partially offset by an increase in total revenues. The decline in operating income as compared to the same period in the prior year was due to a decline in total revenues and an increase in total operating expenses.

Earnings per share

Non-GAAP diluted earnings per share for the quarter was $0.30, unchanged from the fourth quarter of 2011 and a $0.05 decrease from the same period a year ago.  Non-GAAP diluted earnings per share excludes the deferred tax amortization on intangible assets, non-operating income, and the fourth quarter of 2011 increase in the deferred tax valuation allowance.

Diluted earnings per share for the first quarter of 2012 was $0.34 versus $0.00 for the fourth quarter and $0.23 for the same period a year ago. The increase in earnings per share from the prior quarter was primarily due to an increase in the deferred tax valuation allowance which reduced fourth quarter 2011 earnings, the increase in non-operating income and total revenues, partially offset by higher operating expenses.  The increase in earnings per share from the first quarter of 2011 was primarily due to increased non-operating income, partially offset by lower total revenues and higher operating expenses.

Non-Operating Results

Non-operating income, net of non-controlling interest in partnerships, was $20.0 million during the first quarter of 2012, as presented in Table B, compared to non-operating loss, net of non-controlling interest in partnerships, of $3.5 million in the same period of 2011.

Financial Condition

The company’s financial condition remains strong with a high degree of liquidity. The corporate investment portfolio was $450.4 million as of March 31, 2012 and was principally comprised of investments in products that the company manages. The corporate investment portfolio is used, in part, to seed new strategies which align the company’s interests with those of our clients.

Management deploys a risk-based approach to managing the assets of the consolidated balance sheet that includes a diversified investment portfolio and cash equivalents.  We utilize a hedging strategy using exchange traded equity option contracts as an economic hedge to reduce downside risk and price volatility of the total portfolio value as well as to protect the financial ratios associated with the company’s long-term debt.  This strategy allows the company the flexibility to provide seed capital for the development of new products when necessary, while seeking to reduce risk and maintain a solid credit rating.

Corporate Investment Portfolio Returns

For the three months ended March 31, 2012, the net gains and losses on the company’s investment portfolio, as presented in Table C, were a gain of $24.2 million, representing investment returns of 7.3%. Certain investment securities require differing financial accounting treatments depending on their classification; hence, not all changes in the portfolio’s value are reported in current earnings. Instead, only unrealized gains and losses from investment securities owned by the company’s broker-dealer and from the company’s derivatives positions are reported in the Consolidated Condensed Statements of Operations, while unrealized gains and losses on securities designated as “available-for-sale” are captured as a component of equity until realized. Therefore, in the most recently completed quarter, investment gains of $21.4 million, net of non-controlling interest in partnership investments, as presented in both Table B and Table C, increased earnings while the component of the company’s portfolio that directly impacts equity generated net unrealized gains of $2.8 million. The company continues to realize gains from a trading strategy that seeks to harvest capital gains to realize certain deferred tax assets.

Investor Conference Call

Management will hold an investor conference call at 4 p.m. Central Time on Monday, May 7, 2012. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at Calamos.com/Investors. Alternatively, participants may listen to the live call by dialing 877.440.5807 in the U.S. or Canada (719.325.4867 internationally), then entering conference ID #1874407. A replay of the call will be available until the end of the day on May 14, 2012 by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #1874407. The webcast also will be available on the Investor Relations section of the company’s website at Calamos.com/Investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering equity, low-volatility equity, fixed income, convertible and alternative investment strategies, among others. The firm serves institutions and individuals around the world via separately managed accounts and a family of open-end and closed-end funds as well as UCITS for non-U.S. investors, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit Calamos.com.

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, derivatives, short sales and companies with relatively small market capitalizations.

Before investing carefully consider the fund's investment objectives, risks, charges and expenses. Please see the prospectus containing this and other information or call 800.582.6959. Read it carefully.

Funds distributed by Calamos Financial Services LLC.

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see "Forward-Looking Information" in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

1 The historical performance of certain Funds and Strategies have exhibited lower volatility, as measured by beta and standard deviation, over the life of the Funds or Strategies. The investment objectives of the Funds and Strategies do not seek to reduce volatility, and as a result, the Funds and Strategies may experience volatility in some market conditions.

2 See Table A for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.

3 Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative. For each fund, rankings are for Class A shares for the period ended March 31, 2012, and will differ for other share classes. All references to Lipper ratings and rankings are based on total return for each respective fund’s Class A shares at NAV for the period ended March 31, 2012.
     Source: Lipper provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

4 Lipper Fund Awards received are for risk-adjusted performance for the three- and five-year periods among 51 funds and 35 funds, respectively, in the International Multi-Cap Growth category as of December 31, 2011. Lipper Fund Awards are awarded annually to honor funds that have outperformed peers based on risk-adjusted, consistent return.

5 Lipper Fund Awards received are for risk-adjusted performance for the three-year period among 381 funds in the United Kingdom, 413 funds in France, 577 funds in Germany, 410 funds in Austria, 349 funds in Switzerland, and 412 funds in Europe, respectively, in the Equity Global category as of December 31, 2011. Lipper Fund Awards are awarded annually to honor funds that have outperformed peers based on risk-adjusted, consistent return.

6 The principal risks of investing in the Calamos Global Equity Fund include: equity securities risk, growth stock risk, value stock risk, foreign securities risk, emerging markets risk, small and mid-sized company risk and portfolio selection risk. As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

7 All references to Morningstar ratings and rankings are based on total return for each respective fund’s Class A shares at NAV for the period ending March 31, 2012. Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. Complete performance data for the Calamos Global Equity Fund can be found in Table E.

Calamos Asset Management, Inc.
Consolidated Condensed Statements of Operations
(in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Investment management fees	$65,987	$67,608
Distribution and underwriting fees	18,506	22,112
Other	783	828
Total revenues	85,276	90,548
Expenses:
Employee compensation and benefits	22,203	20,632
Distribution expenses	16,072	18,233
Amortization of deferred sales commissions	1,409	1,748
Marketing and sales promotion	4,426	3,439
General and administrative	10,113	9,181
Total operating expenses	54,223	53,233
Operating income	31,053	37,315
Non-operating income (loss)	21,654	(3,522)
Income before income tax provision	52,707	33,793
Income tax provision	4,284	2,907
Net income	48,423	30,886
Net income attributable to non-controlling interest in Calamos Investments LLC	(39,778)	(26,249)
Net income attributable to non-controlling interest in partnerships	(1,606)	(5)
Net income attributable to CAM	$ 7,039	$ 4,632

Earnings per share
Basic	$0.35	$0.23
Diluted	$0.34	$0.23

Weighted average shares outstanding
Basic	20,233,205	20,035,394
Diluted	20,650,379	20,478,456

Supplemental Information:
Non-GAAP net income attributable to CAM	$6,252	$7,094
Non-GAAP diluted earnings per share	$0.30	$0.35

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Three Months Ended March 31,
	2012	2011
Funds
Beginning assets under management	$25,045	$27,352
Net purchases (redemptions)	(32)	346
Market appreciation	2,422	1,383
Ending assets under management	27,435	29,081
Average assets under management	26,700	28,367
Separate Accounts
Beginning assets under management	7,732	8,062
Net purchases	196	272
Market appreciation	854	546
Ending assets under management	8,782	8,880
Average assets under management	8,403	8,413
Total Assets Under Management
Beginning assets under management	32,777	35,414
Net purchases	164	618
Market appreciation	3,276	1,929
Ending assets under management	36,217	37,961
Average assets under management	$35,103	$36,780

	At March 31,		Change
	2012	2011	Amount	Percent
Funds
Open-end funds	$21,872	$23,575	$(1,703)	(7%)
Closed-end funds	5,563	5,506	57	1
Total funds	27,435	29,081	(1,646)	(6)
Separate Accounts
Institutional accounts	6,291	6,179	112	2
Managed accounts	2,491	2,701	(210)	(8)
Total separate accounts	8,782	8,880	(98)	(1)
Ending assets under management	$36,217	$37,961	$(1,744)	(5%)

	At March 31,		Change
	2012	2011	Amount	Percent
Assets by Strategy
Equity	$13,355	$14,317	$ (962)	(7%)
Low-volatility Equity	7,578	7,533	45	1
Convertible	6,634	7,652	(1,018)	(13)
Enhanced Fixed Income	3,151	3,083	68	2
Total Return	2,412	2,423	(11)	0
Alternative	2,485	2,391	94	4
High Yield	373	358	15	4
Fixed Income	229	204	25	12
Ending assets under management	$36,217	$37,961	$(1,744)	(5%)

Table A
Calamos Asset Management, Inc.
 Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share
(in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

Net income (loss) attributable to CAM (GAAP)	$7,039	$(64)	$4,632
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Increase in deferred tax valuation allowance	-	4,000	-
Non-operating (income) loss, net of taxes	(2,766)	233	483
Non-GAAP net income attributable to CAM	$6,252	$6,148	$7,094

Diluted - Weighted average shares outstanding	20,650,379	20,709,703	20,478,456

Diluted earnings per share (GAAP)	$0.34	$0.00	$0.23
Non-GAAP diluted earnings per share	$0.30	$0.30	$0.35

Table A – Notes
Calamos Asset Management, Inc.
 Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share.  These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude certain expenses and gains and losses.  The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results.  These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.  Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) deferred tax valuation adjustment; and

(iii) CAM’s non-operating (income) loss, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing  (i) Non-GAAP net income attributable to CAM by (ii) diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings will accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP financial items can be useful in allowing investors to see the company’s underlying earnings results. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company's net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B
Calamos Asset Management, Inc.
Non-operating Income, Net of Non-controlling Interest in Partnership Investments
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Interest income	$88	$69
Interest expense	(1,504)	(1,964)
Net interest expense	(1,416)	(1,895)

Investment income (loss)	22,983	(1,664)
Miscellaneous other income	87	37
Investment and other income (loss)	23,070	(1,627)
Non-operating income (loss)	21,654	(3,522)

Net income attributable to non-controlling interest in partnerships	(1,606)	(5)

Non-operating income (loss), net of non-controlling interest in partnerships	$20,048	$(3,527)

Table C
Calamos Asset Management, Inc.
Summary of Corporate Investment Portfolio Returns
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Returns reflected in earnings:
Investment income (loss)	$22,983	$(1,664)
Net income loss attributable to non-controlling interest in partnership investments	(1,606)	(5)

Returns reflected in equity:
Net unrealized gain reported in equity, inclusive of non-controlling interest	2,813	13,879
Total investment portfolio returns	$24,190	$12,210
Average investment securities owned	$332,205	$362,757
Total corporate investment portfolio returns	7.3%	3.4%

Table D
Calamos Asset Management, Inc.
Effective Income Tax Rate
(in thousands)
 (Unaudited)

	Three Months Ended March 31,
	2012	2011

Income tax provision	$4,284	$2,907
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(72)	(153)
Income tax provision attributable to CAM	4,212	2,754
Net income loss attributable to CAM	7,039	4,632
Income before taxes attributable to CAM	$11,251	$7,386
CAM’s effective income tax rate	37.4%	37.3%

Table E
Morningstar Rating and Class A Shares Average Annual Total Returns
versus the respective benchmark as of March 31, 2012 8, 9 and 10

FUND NAME	Overall Morningstar Rating	Total # Funds in Category	1-Year NAV	3-Year NAV	5-Year NAV	SI NAV	A SHARE INCEPT. DATE
Global Equity Fund MSCI World Index (USD)	5 stars	710	2.09%	28.16%	5.87%	6.70%	3/1/07
			1.14%	20.90%	-0.13%	0.35%

8) The Calamos Global Equity Fund’s Class A shares received 5 stars for the 3-year period and 5 stars for the 5-year period out of 710 and 504 World Stock funds, respectively, for the period ended 3/31/12.

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative. For each fund, rankings are for Class A Shares for the period ending March 31, 2012, and will differ for other share classes.

The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar Rating may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a three-year performance history.

Percentile ranking is a standardized ranking. The first (best) observation with the largest numerical value, in terms of net-of-fee performance is ranked one; and the observation with the smallest numerical value is ranked 100. The rest of the observations are ranked an equal distance from each other in order of their numerical values, from largest to smallest. The percentile rank is calculated by dividing the absolute rank within a peer group.

9) Average annual total return measures net investment income and capital gain or loss from portfolio investments as an annualized average assuming reinvestment of dividends and capital gains distributions. Load-adjusted returns are adjusted for the maximum front-end sales load of 4.75% for Class A shares.

The Fund’s gross expense ratio as of the prospectus dated 2/29/2012 was Global Equity A 1.66%.

All funds are not available at all firms. Before investing, carefully consider the Fund’s investment objectives, risks, charges and expenses. Contact 800.582.6959 for a prospectus containing this and other information. Read it carefully.

10) MSCI World Index (USD)- The MSCI World Index (USD) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and Asia/Pacific region.

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